UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 10, 2011 (August 5, 2011)

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Radnor Corporate Center, Suite 200 100 Matsonford Road, Radnor, Pennsylvania		19087
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, Penn Virginia Corporation (the “Company”) and JPMorgan Chase Bank, National Association, London Branch (“JPMorgan”) entered into a note hedge transaction confirmation dated as of November 29, 2007 (the “Call Option Transaction Confirmation”), pursuant to which JPMorgan granted the Company options to purchase 230,000 shares of the Company’s common stock. As previously disclosed, the Company and JPMorgan entered into a Warrant Confirmation, dated as of November 29, 2007, as amended (the “Warrant Confirmation”), pursuant to which the Company issued to JPMorgan warrants to purchase 1,593,072 shares of the Company’s common stock.

On August 5, 2011, the Company and JPMorgan entered into a Partial Unwind Agreement (the “Partial Unwind Agreement”), pursuant to which the number of options set forth in the Call Option Transaction Confirmation was reduced to 4,915 and the number of warrants set forth in the Warrant Confirmation was reduced to 34,043. In consideration for the foregoing partial unwinds, JPMorgan paid the Company $30,000 in cash. The transactions contemplated by the Partial Unwind Agreement were completed on August 10, 2011.

A copy of the Partial Unwind Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Partial Unwind Agreement dated as of August 5, 2011 between Penn Virginia Corporation and JPMorgan Chase Bank, National Association, London Branch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2011

Penn Virginia Corporation

By:	/s/ Nancy M. Snyder
Name:	Nancy M. Snyder
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Partial Unwind Agreement dated as of August 5, 2011 between Penn Virginia Corporation and JPMorgan Chase Bank, National Association, London Branch.